                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                   -------------------------------------------

                                       8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                 ----------------------------------------------


Date of Report (Date of earliest event reported):  October 11, 2001



                                 CYBERCARE, INC.
                                 ---------------
             (Exact name of registrant as specified in its charter)



         FLORIDA                       0-20356                  65-0158479
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File Number)     (IRS Employer ID
      of incorporation)                                           Number)



       2500 QUANTUM LAKES DRIVE, SUITE 1000, BOYNTON BEACH, FLORIDA 33426
       ------------------------------------------------------------------
                    (Address of principal executive offices)



Registrant's telephone number, including area code: 561-742-5000

Item 5. Other Events

      On October 11, 2001, CyberCare Technologies and CyberCare International (B.V.I.), Ltd., wholly-owned subsidiaries of CyberCare, Inc. ("the Registrant") entered into a Marketing, Distribution and License Agreement ("Agreement") with CyberAmeriCare, Inc., a Delaware corporation ("AmeriCare"), which grants to AmeriCare the exclusive geographic rights (subject to minimum unit sales requirements), to use, market, distribute, install, support and maintain the Registrant's CyberCare SystemTM within North, South and Central America, subject to certain retained rights, and further subject to initial capitalization of AmeriCare of at least $30,000,000 which is to take place within 90 days following execution of the agreement. Within 15 days of the initial capitalization or promptly upon AmeriCare's first commercial operation of the services in the defined territory, which ever is earlier, AmeriCare will be obligated to pay the Registrant $15 million as a fee for the exclusive geographic rights described above. Neither the Registrant, CyberCare Technologies, nor CyberCare International is responsible for any of AmeriCare's capitalization; however, the Registrant shall receive, as additional consideration for the exclusive geographic rights, a twenty-five percent equity interest in AmeriCare. In addition, based on AmeriCare's performance, the Registrant will generate revenue from sales of its ElectronicHousecall (R) (EHCTM ) System units to AmeriCare and ongoing revenue for network services provided after deployment of the units.

      The description of the arrangement is subject to the terms and conditions of an Agreement, a copy of which is filed as an exhibit to this 8-K.

Item 7. Financial Statements and Exhibits

(a)   Exhibit

         EXHIBIT NUMBER                            DESCRIPTION

          10 Marketing, Distribution and License Agreement By and Among CyberCare Technologies, Inc., CyberCare International Ltd., and CyberAmeriCare, Inc. dated October 11, 2001.




SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.



Date: October 15, 2001                    By: /s/ STEVEN M. COHEN
                                              --------------------------------
                                              Steven M. Cohen
                                              Chief Financial Officer and
                                              Authorized signature.